 PRESS RELEASE

Contacts:
Investors	Media
Investor Relations Department	Andrew Prusky
(800) 451-3801	Foamex International Inc.
(610) 744-2300

FOAMEX NAMES DOMENIC N. GOLATO INTERIM CHIEF FINANCIAL OFFICER AND COMMENTS ON THIRD QUARTER RESULTS

MEDIA, PA – October 10, 2008 - Foamex International Inc. (OTC: FMXL), a leading producer of polyurethane foam-based solutions and specialty comfort products, today announced that Domenic N. Golato has been named Interim Chief Financial Officer, effective immediately.  Mr. Golato will report to Jack Johnson, President and Chief Executive Officer of Foamex. Foamex has engaged global executive search firm Heidrick & Struggles to assist in its search for a permanent chief financial officer.  The Company also announced that Robert M. Larney, Executive Vice President and Chief Financial Officer, has resigned from the Company to pursue an opportunity in another industry.

Mr. Johnson stated, “We are pleased to have Domenic join us in this capacity.  Domenic is a seasoned financial executive whose broad-based finance, accounting, administration, and strategic planning experience will be extremely beneficial as we continue to focus on our goals of increasing free cash flow generation and improving operating efficiencies.”

Most recently, Mr. Golato, 53, was Chief Financial Officer of WPT, Inc., a privately held company engaged in the development of software and hardware for power quality products.  From 2000 to 2004, Mr. Golato was Senior Vice President and Chief Financial Officer of IGI Industries, Inc., now IGI, Inc., where he had responsibility for all finance, treasury, accounting, and information technology functions.  Prior to his experience with IGI, Mr. Golato held various senior level finance positions with increasing responsibility at several companies, including IVC Industries, Inc., RF Power Products, Inc. and Silo Inc.  Mr. Golato began his career in public accounting at Coopers & Lybrand.

Mr. Golato is a Certified Public Accountant and received a B.S. in accounting and a M.S. in taxation from Villanova University.

In addition, the Company announced that it expects Foamex L.P., the Company’s primary operating subsidiary, to achieve the requisite level of Consolidated EBITDA, as defined in Foamex L.P.’s credit agreements, as amended, to be in compliance with its financial covenants for the test period ended September 28, 2008.  Total debt as of September 28, 2008, was below $380 million.

About Foamex International Inc.
Foamex, headquartered in Media, PA, is a leading producer of polyurethane foam-based solutions and specialty comfort products.  The Company services the bedding, furniture, carpet cushion and automotive markets and also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries.  For more information visit the Foamex web site at www.foamex.com.

Forward-Looking Statements
This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, future operating results, operating efficiencies, future market prices and margins, future energy costs, future government and legislative action, future cost savings, future benefit costs, the Company’s liquidity and ability to finance its operations, and other statements that are not historical facts that involve certain risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.  Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company’s most recent Form 10-K and other reports filed with the Securities and Exchange Commission.  Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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